For Information, Contact:

Jeff Unger
Vice President of Investor Relations
Casual Male Retail Group, Inc.
(561) 514-0115

Andrew Bard
Weber Shandwick
(212) 445-8368

                          CASUAL MALE RETAIL GROUP INC.
               REPORTS FOURTH QUARTER AND FULL-YEAR FISCAL 2003 RESULTS

              - Significant Progress Reported on Company Turn Around Strategy
                     - Losses Significantly Reduced from Year Ago  --
-                1st Quarter 2004 Comparable Sales Trending Positive by 10%

CANTON, MA  (March 25, 2004)  -- Casual Male Retail Group, Inc. (NASDAQ/NMS:
"CMRG"), retail brand operator of Casual Male Big & Tall, and the exclusive retailer of the Comfort Zone by George Foreman(tm), GF sport by George Foreman(tm) and Signature Collection by George Foreman(tm), today announced its operating results for the fourth quarter and fiscal year ended January 31, 2004 ("fiscal 2003").

For the fourth quarter of fiscal 2003, the Company reported a net loss of $8.8 million, or $0.25 per share, compared to a net loss of $23.8 million, or $0.67 per diluted share in the fourth quarter of fiscal 2002. The results for the fourth quarter of fiscal 2003 include $15.8 million of costs associated primarily with the early retirement of long-term debt and discontinued operations of the Levi's(r)/Dockers(r) business. The results for the fourth quarter of the prior year include approximately $30.2 million in charges recorded in connection with the Company's decision to exit its Levi's(r)/Dockers(r) and Candies(r) businesses and the write down of certain tax assets.

"Almost two years into our company turnaround strategy, we've positioned the business to significantly benefit from our new merchandising and marketing programs. We expect the benefits of the past 22 months accomplishments, focused in the four core areas of merchandising, technology, cost controls and marketing, to provide positive momentum during 2004. Our greatest success with marketing being the creation of our new George Foreman line," said David Levin, President and CEO, "A highly fragmented marketplace combined with a rapidly growing big and tall population has created opportunity for Casual Male to further increase market share. We have clearly capitalized on this opportunity in 2003 and look forward to continuing our commitment to deliver excellent products and services to our customers while also providing maximum return to our shareholders by leveraging our highly efficient operating structure in 2004."

For fiscal 2003, the Company reported a net loss of $12.1 million, or $0.34 per share, compared to a net loss of $38.8 million, or $1.54 per share in fiscal 2002. The results for fiscal 2003 include $16.5 million of costs associated primarily with the early retirement of long-term debt and discontinued operations of the Levi's(r)/Dockers(r) business. The results for the fiscal 2002 include approximately $41.3 million in charges recorded in connection with the Company's decision to exit its Levi's(r)/Dockers(r) and Candies(r) businesses and the write down of certain tax assets.

Dennis Hernreich, COO/CFO stated, "The earnings for the fourth quarter, after exclusion of restructuring related charges and early debt retirement losses were approximately $0.11 per diluted share, which was flat to last year's fourth quarter. At the same time, 2003 was a very critical year in terms of establishing a lean operating base and a strong balance sheet. After the sale of the convertible notes used to refinance Casual Male's balance sheet and repay high cost debt, the Company is in a very strong position to benefit from its merchandising and marketing efforts".

As previously reported, the Casual Male business reported comparable store sales increase of 2.4% for the fourth quarter of fiscal 2003 and a decrease of 1.3% for fiscal 2002.

"While we will not be reporting 1st Quarter sales until May and there still remains six weeks left to the first quarter, the sales performance for the first seven weeks have been exceeding our expectations, with a comparable sales increase of approximately +10.0% even with less traffic than a year ago. The launch of the national advertising campaign featuring George Foreman and the Comfort Zone by George Foreman(tm) line of clothing started on March 16, 2004, and therefore, much of the sales improvement we are currently seeing has more to do with the many new merchandising initiatives, such as young men's apparel, chain wide suit separates, size extensions, key items, and the Comfort Zone by George Forman(tm) line of clothing that we introduced in the Casual Male stores over the past few quarters. As a result of these merchandising initiatives customer conversion rates are trending significantly higher than a year ago. We actually anticipate seeing the customer traffic improvements related to the George Foreman brand marketing campaign during the second half of the year, so while we're excited with our current successes, we look forward to continued improvement as we begin to fully realize the benefits and full potential of the Foreman partnership," stated Levin.

Operating Results by Business Segment

The table below reflects actual results from continuing operations on a segment basis for the Company for the three months and fiscal year ended January 31, 2004 compared to the actual results from continuing operations for the three months ended February 1, 2003. The results from continuing operations for full fiscal year ended February 1, 2003 are presented on a pro forma basis assuming that the Company's Casual Male acquisition had occurred on February 3, 2002 (whereas the results from continuing operations reflected in the accompanying Consolidated Statements of Operations are presented on an actual basis reflecting results of Casual Male subsequent to the acquisition date of May 14, 2002). The Company has included in the table the historical operating results of the Casual Male business prior to the Company's acquisition. These results have been prepared on a consistent basis with the pro forma information presented in the Company's recent Form 10-K and Form 10-Q filings. The operating results of the Company's Other Branded Apparel business includes its Ecko Unltd.(r) outlet stores and excludes discontinued operations from closed stores.


For the three months ended:   January 31, 2004            February 1, 2003
                               (actual)                        (actual)
(in millions)                   Other                           Other
                               Branded                         Branded
                  Casual Male  Apparel  Combined  Casual Male  Apparel  Combined
                    Business   business  Company   business    business  Company
                                                                  (1)
                  ------------------------------  ------------------------------
Sales                $  94.5  $  32.4   $  126.9    $  94.8    $  29.2  $ 124.0
Gross margin, net of
occupancy costs         40.0      8.3       48.3       40.9       (0.5)    40.4
 Gross margin rate      42.3%    25.6%      38.1%      43.1%         -     32.6%
Selling, general and
 administrative         29.4      7.6       37.0       27.9        6.0     33.9
Provision for impairment
 of assets, store
 closings and
 severance               -       (0.6)     (0.6)          -        5.1      5.1
Depreciation
 and amortization        1.8      0.7       2.5         2.8        1.0      3.8
Operating            --------  -------  ---------    -------    -------  ------
 income (loss)       $   8.8   $  0.6   $   9.4      $ 10.2     $(12.6) $ (2.4)
                     ========  =======  =========    =======    =======  ======
(1) includes $12.3 million of charges associated with the exit of Levi's(r)/Dockers(r) business



For the fiscal year ended:   January 31, 2004            February 1, 2003
                               (actual)                     (pro forma)
(in millions)                   Other                           Other
                               Branded                         Branded
                  Casual Male  Apparel  Combined  Casual Male  Apparel  Combined
                    Business   business  Company   business    business  Company
                                                                  (1)
                  ------------------------------  ------------------------------
Sales              $  319.2  $  110.3   $  429.5   $  329.2  $  113.9  $ 443.1
Gross margin, net of
occupancy costs       132.5      28.7      161.2      140.1      19.3    159.4
 Gross margin rate     41.5%     26.0%      37.5%      42.6%     16.9%    36.0%
Selling, general and
 administrative       109.3      27.5      136.8      116.0      27.4    143.4
Provision for impairment
 of assets, store
 closings and severance  -       (0.6)      (0.6)       -        10.7     10.7
Depreciation and
 amortization           6.7       2.4        9.1        8.5       3.5     12.0
Operating income    -------   --------   -------     -------  --------  -------
  (loss)            $  16.5   $  (0.6)   $  15.9     $ 15.6  $  (22.3)  $ (6.7)
                    =======   =========  =======     ======= =========  =======
(1) includes $18.0 million of charges associated with the exit of Levi's(r)/Dockers(r) business


In addition to the historical financial measures prepared in accordance with generally accepted accounting principles (GAAP), we presented pro forma results for fiscal 2002. Further, the Company refers to above earnings per share of $0.11 for the fourth quarter of fiscal 2003 and fiscal 2002, which excludes certain charges. These earnings per share amounts were calculated assuming a normalized tax basis, which reflects an effective tax rate of 35% on pre-tax earnings. These measures are considered non-GAAP measures. Pro forma information reflects the operating results of the Casual Male business assuming the acquisition had occurred on February 3, 2002. The non-GAAP earnings per share of $0.11 for the fourth quarter of fiscal 2003 and fiscal 2002, which is reconciled below, was provided to help the investor identify the operating results of the Company's continuing business as compared to the prior fourth quarter. We believe that the inclusion of such non-GAAP measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the Company's performance, especially when comparing such results to previous periods or forecasts. However, the non-GAAP financial measures included in this press release are not meant to be considered superior to or as a substitute for results of operations prepared in accordance with GAAP.

The following table reconciles the above referenced "earnings for the fourth quarter, after exclusion of restructuring related charges and early debt retirement losses of approximately $0.11 per diluted share."


For the fourth quarter ended:         January 31, 2004     February 1, 2003
                                      ---------------      ----------------
(in millions, except per share amounts)

Net loss, as reported                  $       (8.8)        $       (23.8)
Adjustments:
 Restructuring charges (income)                (0.6)                 30.2
 Early retirement of long-term debt charges    13.7                    --
 Discontinued operations for 25 stores closed
  during fiscal 2003                           (2.1)                   --
                                       -------------       --------------
Adjusted pre-tax  income               $        6.4        $          6.5
Adjusted net income, assuming normalized ----------        --------------
 tax rate                              $        4.1        $          4.2
                                       ============        ==============
Earnings per share, as adjusted for above
 charges on a diluted basis            $        0.11       $         0.11
                                       =============       ==============

Weighted average number of common
shares o/s- diluted                            36.5                  36.7


CMRG, the largest retailer of big and tall men's apparel, operates 484 Casual Male Big & Tall stores, Casual Male e-commerce site, Casual Male catalog business, 58 Levi's(r) Outlet by Designs and Dockers(r) Outlet by Designs tores, 23 Ecko Unltd(r) outlet and retail stores located throughout the United States and Puerto Rico. The Company is headquartered in Canton, Massachusetts and its common stock is listed on the Nasdaq National Market under the symbol "CMRG".

Investors are invited to listen to a broadcast of the Company's conference call to discuss its fiscal 2003 earnings results. The conference call will broadcast live today on Thursday, March 25, 2004 at 11:00 a.m. Eastern Time at
www.casualmale.com/investor.   The call will be archived online within one hour
after its completion. Participating in the call will be Seymour Holtzman, Chairman; David Levin, President and Chief Executive Officer and Dennis Hernreich, Executive Vice President, Chief Operating Officer and Chief Financial Officer.

The discussion of forward-looking information requires management of the Company to make certain estimates and assumptions regarding the Company's strategic direction and the effect of such plans on the Company's financial results. The Company's actual results and the implementation of its plans and operations may differ materially from forward-looking statements made by the Company. The Company encourages readers of forward-looking information concerning the Company to refer to its prior filings with the Securities and Exchange Commission that set forth certain risks and uncertainties that may have an impact on future results and direction of the Company. The Company does not report on its progress during a quarter until after the quarter has been completed and its results have been appropriately disclosed.

                          (Tables to follow)


                         CASUAL MALE RETAIL GROUP, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (In thousands, except per share data)

                              Three months ended          Twelve months ended
                          January 31,    February 1,   January 31,  February 1,
                            2004            2003         2004            2003
                         (fiscal 2003) (fiscal 2002) (fiscal 2003) (fiscal 2002)
                         --------------------------   -------------------------
Sales                       $126,911      $123,949      $429,524     $356,566
Cost of goods sold
 including occupancy          78,589        83,511       268,332      234,539
                            ________      ________      ________     ________
Gross profit                  48,322        40,438       161,192      122,027

Expenses:
 Selling, general and
  administrative              37,029        33,970       136,846      106,470
 Provision (income)for
  restructuring, store closings
  and impairment of assets,     (646)        5,042          (646)      10,747
 Depreciation and
  amortization                 2,519         3,767         9,070        9,498
                             _______        ______       _______       ______
Total expenses                38,902        42,779       145,270      126,715
                             _______        ______       _______       ______

Operating income (loss)        9,420        (2,341)       15,922       (4,688)

Other expenses, principally
 debt reduction costs         13,688          -           14,113           -
Interest expense, net          2,193         2,851        11,189       9,081
                             _______        ________     _______       ______

Loss before minority
 interest and income taxes    (6,461)       (5,192)       (9,380)     (13,769)

Minority interest                225            76           280          207
Provision for income taxes        -          7,978           -          7,978

Loss) from                   ________       _______      ________   _________
 continuing operations       $(6,686)     $(13,246)      $(9,660)    $(21,954)

Loss from discontinued
 operations                   (2,075)      (10,520)       (2,401)     (16,846)
                             ________      ________     ________   _________
Net loss                     $(8,761)     $(23,766)     $(12,061)    $(38,800)
                             ========      ========     ========   ==========

Net loss per share basic and diluted:

Loss from continuing
operations -basic and diluted  ($0.19)        ($0.37)      ($0.27)     ($0.87)

Loss from discontinued
operations -basic and diluted  ($0.06)         $0.30       ($0.07)     ($0.67)
                             ---------       --------     --------    ---------
 Net loss                      ($0.25)        ($0.67)      ($0.34)     ($1.54)


Weighted-average number of
common shares outstanding:

Basic                          35,240          35,446       35,702      25,117
Diluted                        35,240          35,446       35,702      25,117




                        CASUAL MALE RETAIL GROUP, INC.
                         CONDENSED CONSOLIDATED BALANCE SHEETS
                    January 31, 2004 and February 1, 2003
                               (In thousands)



                                                   January 31,     February 1,
                                                      2004             2003
                                                  ----------------------------
ASSETS

Cash and investments                             $   4,179          $   4,692
Inventories                                         98,673            103,222
Other current assets                                 9,963              9,689
Property and equipment, net                         68,345             64,062
Other assets                                        91,582             85,280
                                                 ---------          ----------
   Total assets                                  $ 272,742          $ 266,945
                                                 =========          ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable, accrued expenses
 and other liabilities                           $  62,100          $  68,285
Notes payable                                        3,623             55,579
Long-term debt, net of current portion             122,374             50,996
Minority interest                                    3,804              1,018
Stockholders' equity                                80,841             91,067
                                                 ---------          ----------
   Total liabilities and stockholders' equity    $ 272,742          $ 266,945
                                                 =========          ==========

###